UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

BRISTOL-MYERS SQUIBB COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-01136	22-0790350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

430 E. 29th Street, 14th Floor
New York, New York, 10016
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (212) 546-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.000% Notes due 2025	BMY25	New York Stock Exchange
1.750% Notes due 2035	BMY35	New York Stock Exchange
Celgene Contingent Value Rights	CELG RT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 25, 2022, Ms. Sharon Greenlees will be appointed Senior Vice President and Controller of Bristol-Myers Squibb Company (the “Company”).  Ms. Karen Murphy Santiago, Senior Vice President and Controller, will leave the Company by May 1, 2022.  Ms. Greenlees, 50, most recently, from July 2021, served as Vice President and Controller, R&D Finance and Operations at AbbVie Inc. and prior to that, she served in multiple roles of increasing responsibility, including Head of Supply Chain Finance from 2020 to 2021, Head of Pricing, U.S. Commercial from 2018 to 2020, Vice President of Investor Relations from 2016 to 2018 and Vice President and Assistant Corporate Controller from 2012 to 2016.  Ms. Greenless has a B.S. in Accounting and is a Certified Public Accountant.

Ms. Greenlees is not a party to any arrangement or understanding regarding her selection as an officer. There are no family relationships between Ms. Greenlees and any director or executive officer of the Company. Ms. Greenlees is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: March 17, 2022	By:	/s/ Kimberly M. Jablonski
	Name:	Kimberly M. Jablonski
	Title:	Corporate Secretary